UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2025
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LEONARDO DRS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-41565	13-2632319
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2345 Crystal Drive
Suite 1000
Arlington, Virginia 22202
(Address of principal executive offices)
(703) 416-8000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	DRS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Chief Executive Officer Transition
As part of the Company’s long-term leadership development and succession processes, the Company announced that William J. Lynn III notified the Company on October 27, 2025 that he will retire from his role as Chief Executive Officer, Non-Proxy Holder Director and as Chairman of the Board of Directors (the “Board”) effective as of midnight on December 31, 2025. Mr. Lynn will continue to serve as an employee of the Company until April 1, 2026. Concurrently, the Board has approved the appointment of Mr. John Baylouny to succeed Mr. Lynn as President and Chief Executive Officer of the Company, effective January 1, 2026. Mr. Baylouny will also join the Company’s Board as a Non-Proxy Holder Director, effective as of the same date.
Mr. Baylouny, age 64, brings a wealth of experience spanning more than 35 years at Leonardo DRS. He currently serves as the Company’s Chief Operating Officer, a position he has held since late 2018. Prior to that role, he served as Chief Technology Officer of the Company with enterprise-wide responsibility for its technology investment strategy. Prior to that, he served as General Manager of the Company’s Land Systems and Advanced ISR businesses, among other leadership roles. He has a Master’s degree in electrical engineering from Stevens Institute of Technology and a Bachelor of Science degree in electrical engineering from Fairleigh Dickinson University.
Employment Agreement with Mr. Baylouny
On October 27, 2025, the Company entered into an employment agreement with Mr. Baylouny (the “Employment Agreement”), pursuant to which Mr. Baylouny will serve as the Company’s President, Chief Executive Officer and Non-Proxy Holder Director, effective as of January 1, 2026 (the “Effective Date”). The Employment Agreement provides for Mr. Baylouny’s continued employment with the Company, with Mr. Baylouny assuming the role of President and Chief Executive Officer as of the Effective Date. Pursuant to the Employment Agreement, Mr. Baylouny will (i) receive an annual base salary of $950,000 for 2026, (ii) be eligible to participate in the Company’s annual Incentive Compensation Plan or any successor thereto (the “ICP”), with a target award for 2026 equal to 120% of Mr. Baylouny’s base salary and a maximum earned award of 200% of his target award, and (iii) be eligible to participate in the Company’s long-term incentive plans with a target award for 2026 under the Company’s 2022 Omnibus Equity Compensation Plan (the “Omnibus Plan”), of $2,500,000. The Company will also provide Mr. Baylouny with term life insurance benefits and group life insurance benefits that provides Mr. Baylouny’s beneficiary with certain death benefits. Mr. Baylouny will also participate in the Company’s executive perquisite reimbursement program.
If Mr. Baylouny’s employment with the Company is terminated by the Company other than for “cause” (as defined in the Employment Agreement), Mr. Baylouny will be entitled to receive (A) a lump sum payment equal to: (i) two times his base salary; (ii) any unpaid cash incentive compensation bonus earned by him for the last full fiscal year prior to the termination of his employment, if any; and (iii) a pro-rated cash incentive compensation bonus based on his target award for the fiscal year in which his termination of employment occurs, and (B) in respect of outstanding equity awards under the Omnibus Plan, (i) any unvested time-based restricted stock unit will continue to vest in accordance with its vesting schedule and (ii) a pro rata portion of any performance-based restricted stock units will remain eligible to vest, subject to satisfaction of the performance goals set forth in the applicable award agreement, as determined by the Company, with such pro rata portion determined based on the portion of the applicable performance period in which Mr. Baylouny was employed. In the case of such termination of employment by the Company other than for “cause”, Mr. Baylouny will also be entitled to payment or reimbursement by the Company for COBRA premiums and continued participation in, and payment of premiums by the Company for, life insurance and other welfare benefits for a period of 18 months following Mr. Baylouny’s date of termination of employment.
If Mr. Baylouny’s employment with the Company is terminated in connection with a “change in control” (as defined in the Company’s Executive Severance Plan), the provisions of the Company’s Executive Severance Plan shall apply in addition to (but without duplication with) the terms and conditions set forth in the Employment Agreement.
The Employment Agreement contains certain covenants by Mr. Baylouny, including perpetual confidentiality obligations, perpetual non-disparagement obligations, a non-competition covenant that restricts Mr. Baylouny’s ability to engage in competitive activities for a period of two years following the termination of his employment with the Company (the “Restricted Period”), and non-solicitation covenants that restrict solicitation of programs or employees during the Restricted Period.
The foregoing description of the Employment Agreement is a summary and is not complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.
Transition Separation Plan with Mr. Lynn
On October 27, 2025, the Company entered into a Transition Separation Plan (the “TSP”) with Mr. Lynn to set out the terms of his retirement. Pursuant to the TSP, Mr. Lynn will resign from his roles as Chief Executive Officer, Non-Proxy Holder Director and as Chairman of the Board of Directors December 31, 2025 and will remain employed to provide transition support to the Company through April 1, 2026. Pursuant to Mr. Lynn’s employment agreement with the Company, he is entitled to the following payments and benefits upon his retirement, which the TSP confirms: (i) a lump sum payment equal to his incentive compensation plan target award opportunity for 2026, payable at the same time and in the same manner as payable to other participants; (ii) continued vesting of restricted stock units granted at least six months before his retirement notice; (iii) a pro-rata portion of his performance-based restricted stock units, which will remain eligible to vest pro-rata based on the date of his retirement, subject to satisfaction of the applicable performance goals, as determined by the Compensation Committee; and (iv) 18 months’ COBRA premium reimbursement.
The foregoing description of the TSP is a summary and is not complete and is qualified in its entirety by reference to the TSP, a copy of which is filed as Exhibit 10.2 to this Current Report and incorporated herein by reference.
Appointment of Board Chair
On October 27, 2025, upon the recommendation of the Nominating and Corporate Governance Committee, the Board appointed Ms. Frances F. Townsend as Chair of the Board, effective January 1, 2026.
Ms. Townsend, age 63, has served as a Board director since 2009 and also serves as the Board’s lead independent director. She currently chairs the Compensation Committee and serves on the Government Security Committee. Biographical and other information regarding Ms. Townsend is included in the Company’s definitive proxy statement for its 2025 annual meeting of stockholders, filed with the SEC on April 23, 2025, which information is incorporated herein by reference.
There are no arrangements or understandings between Ms. Townsend and any other person pursuant to which she was selected as director. Directors receive compensation under the Company’s director compensation program.
Item 7.01. Submission of Matters to a Vote of Security Holders.
On October 29, 2025, the Company issued a news release regarding the events described in Item 5.02. A copy of the news release is furnished as Exhibit 99.2 to this report and is incorporated by reference into this Item 7.01.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Description
10.1†	Employment Agreement between Leonardo DRS, Inc. and John Baylouny, dated October 27, 2025.
10.2†	Transition Separation Plan between Leonardo DRS, Inc. and William J. Lynn III, dated October 27, 2025.
99.2	Leonardo DRS, Inc. News Release dated October 29, 2025 (CEO Succession).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
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†    Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEONARDO DRS, INC.
(Registrant)

Date: October 29, 2025	By:	/s/ Mark A. Dorfman
Mark A. Dorfman
Executive Vice President, General Counsel and Secretary